             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
               event reported): July 16, 2001



                THE ST. PAUL COMPANIES, INC.
   ------------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota            001-10898             41-0518860
------------------- ---------------------  --------------------
     (State of         (Commission File      (I.R.S. Employer
  Incorporation)           Number)          Identification No.)



385 Washington St., St. Paul, MN              55102
--------------------------------           ----------
(Address of principal                      (Zip Code)
executive offices)


                       (651) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)




                             N/A
  ---------------------------------------------------------
    (Former name or former address, if changed since last
                           report)

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Item 5.    Other Events and Regulation FD Disclosure
           -----------------------------------------

     The following information was derived from a press release of The St. Paul Companies, Inc. dated July 16, 2001:


     The St. Paul Companies announced that its second-quarter operating earnings per share will be in the range of $0.35 to $0.40, which is lower than expected. Losses from Tropical Storm Allison are currently expected to be approximately $50 million pretax, or $0.14 per share after-tax, with total second-quarter pretax catastrophes losses reaching about $70 million, or $0.20 per share after-tax.

     Continued deterioration in the Health Care segment for the accident years 1997 through 1999 will also contribute to lower than expected second-quarter operating earnings. The company currently expects to record a pretax increase in reserves for these three accident years totaling $100 million, or $0.29 per share after tax.


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE ST. PAUL COMPANIES, INC.




                              By  /s/ Bruce A. Backberg
                                  ---------------------
                                  Bruce A. Backberg
                                  Senior Vice President


Date: July 18, 2001